UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        Date of Report:  OCTOBER 26, 2004

                                 SPACEDEV, INC.
               (Exact Name of Registrant as Specified in Charter)

             COLORADO                     000-28947           84-1374613
     (State or Other Jurisdiction     (Commission File     (I.R.S. Employer
            of Incorporation)              Number)        Identification Number)

                                13855 STOWE DRIVE
                             POWAY, CALIFORNIA 92064
               (Address of Principal Executive Offices) (Zip Code)

Registrant's  telephone  number,  including  area  code:  (858)  375-2030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written  communications  pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)

[  ]  Soliciting  material  pursuant  to  Rule 14a-12 under the Exchange Act (17
      CFR 240.14a-12)

[  ]  Pre-commencement  communications   pursuant  to  Rule  14d-2(b) under the
      Exchange Act  (17  CFR  240.14d-2(b))

[  ]  Pre-commencement communications pursuant Rule 13e-4(c) under the Exchange
      Act (17  CFR  240.13e-4(c))

Item  1.01.  Entry  into  a  Material  Definitive  Agreement


Effective October 20, 2004, SpaceDev, Inc. was awarded the second Task Order in a five-year, cost-plus-fixed fee indefinite delivery/indefinite quantity contract to conduct a micro satellite distributed sensing experiment, an option for a laser communications experiment, and other micro satellite studies and experiments as required in support of the Advanced Systems Deputate of the Missile Defense Agency originally awarded on March 31, 2004. This second Task Order has a value of $8,257,283 out of the total contract amount of $43,362,271. The value of the first Task Order was $1,141,404, which was successfully completed by September 30, 2004. The period of performance for the second Task Order is approximately sixteen months, i.e., October 1, 2004 through January 31, 2006. The principal place of performance will be Poway, California. The micro satellite distributed sensing experiment is intended to design and build up to six responsive, affordable, high performance micro satellites to support national missile defense. The milestone-based, multiyear, multiphase contract had an effective start date of March 1, 2004 for the first Task Order and October 1, 2004 for the second Task Order. The overall contract calls for the
Company to analyze, design, develop, fabricate, integrate, test, operate and support a networked cluster of three formation-flying boost phase and midcourse tracking microsatellites, with an option to design, develop, fabricate, integrate, test, operate and support a second cluster of three formation flying microsats to be networked on-orbit with high speed laser communications technology.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated  as  of  October  26,  2004.

                                                                 SPACEDEV,  INC.

                                               By:     /s/  Richard  B.  Slansky
                                                      --------------------------
                                                            Richard  B.  Slansky
                                                       Chief  Financial  Officer